Exhibit 99.B(d)(73)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007 and July 6, 2007

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Value Fund

Tax Managed Large Cap Fund

U.S. Managed Volatility Fund

Large Cap Diversified Alpha Fund

Tax-Managed Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Sofia A. Rosala	/s/ Theodore R. Aronson

Name:	Name:

Sofia A. Rosala	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

(the “Agreement”)

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007 and July 6, 2007

For purposes of this Schedule B, terms used herein shall have the following meanings:

“Assets” shall have the meaning given in Paragraph 1 of the Agreement.

“Fund” shall mean any series of the Trust for which Sub-Adviser manages Assets.

“SEI Similar Account Assets” shall mean all assets managed by Sub-Adviser for any Fund of  SEI Institutional Investments Trust or SEI Institutional Managed Trust (but not of any other SEI fund or trust) that is managed according to Sub-Adviser’s Large Cap - Absolute Value Low Tracking Error mandate.

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Value Fund	If Assets, together with SEI Similar Account Assets, are less than $xxx million:

x.xx% of the first $xx million; x.xx% on the assets in excess of $xx million.

If Assets, together with SEI Similar Account Assets, are equal to or greater than $xxx million:

x.xx% on the first $xxx million; x.xx% on the next $xxx million; and x.xx% on the assets in excess of $xxx million.

Tax Managed Large Cap Fund	If Assets, together with SEI Similar Account Assets, are less than $xxx million:

x.xx% of the first $xx million; x.xx% on the assets in excess of $xx million.

If Assets, together with SEI Similar Account Assets, are equal to or greater than $xxx million:

x.xx% on the first $xxx million; x.xx% on the next $xxx million; and x.xx% on the assets in excess of $xxx million.

U.S. Managed Volatility Fund	x.xx% on all Assets.

Large Cap Diversified Alpha Fund	These funds shall be managed in a ‘130/30’ fashion, meaning that the Funds may go up to 30% short and use the proceeds to invest in additional long securities.

x.xx% on all Assets.

The Sub-Adviser agrees to the x.xx% rate as long as the SEI Similar Account Assets exceed $xxx million. If such assets were to fall below $xxx million, the fee rate will be renegotiated.

Tax-Managed Managed Volatility Fund	x.xx% on all Assets

The fee for the Large Cap Value and Tax Managed Large Cap Funds will be calculated based on the average daily value of the aggregate SEI Similar Account Assets. Each of the Large Cap Value Fund’s fee and the Tax Managed Large Cap Fund’s fee will be its pro rata portion of the total fee calculated as set forth above.

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Sofia A. Rosala	/s/ Theodore R. Aronson

Name:	Name:

Sofia A. Rosala	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal